Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diplomat Pharmacy, Inc.

Flint, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199244) of Diplomat Pharmacy, Inc. (the “Company”) of our reports dated March 1, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

March 1, 2018